OBIE MEDIA REPORTS FISCAL FIRST QUARTER 2004 RESULTS

                  o    NET REVENUE INCREASES 15.3% TO $10 MILLION
                  o    EBITDA INCREASES TO $335,167
                  o    2004 SALES CONTINUE TO PACE WELL AHEAD OF 2003 LEVELS


EUGENE, Ore. - April 15, 2004 - Obie Media Corporation (Nasdaq:OBIE), a leading provider of out-of-home advertising products and services in North America, today reported financial results for the first quarter ended February 29, 2004.

For the first quarter, net revenue was $9,978,523 compared with $8,654,791 in the prior year first quarter. Transit advertising revenue (buses, trains, benches, platform posters, and shelters) was $8,018,497 compared with $6,980,462 in the 2003 first quarter, an increase of 14.9%. Outdoor advertising revenue (billboards and wallscapes) was $1,960,026 compared with $1,674,329 in the same quarter last year, an increase of 17.1%.

The company's operating loss (from continuing operations) for the 2004 first quarter decreased to $134,451 from $397,783 in the same quarter last year. The first quarter net loss was $1,658,181 or $0.28 per basic and diluted share, as compared to a net loss of $1,042,612 or $0.18 per basic and diluted share in the same prior-year quarter.

Obie Media has previously announced a new $26 million financing with CapitalSource Finance, LLC. This credit facility necessitated a non-recurring, one time loss on debt extinguishment of $961,411 relating to arrangements with prior lenders. Had this loss not occurred, the adjusted net loss for the quarter would have been $696,770 or $0.12 per basic and diluted share.

EBITDA (earnings before interest, taxes, depreciation, and amortization) was $335,167 for the three months ended February 29, 2004 compared with a negative $29,662 in the 2003 first quarter.

"The first quarter of fiscal 2004 showed significant sales growth by both our transit and billboard operations driven largely in each case by our focus on annual local, direct advertising contract business," said Brian B. Obie, Chairman and Chief Executive Officer of Obie Media Corporation.

Obie also said, "I want to highlight the following sales milestones: o Company-wide sales are pacing 24% ahead of last year's levels o 82% of overall budgeted sales are already committed for fiscal 2004 o Transit business on annual contracts is pacing 61% ahead of last year o 94% of budgeted billboard sales are committed for the fiscal year."

Obie concluded, "This top-line sales growth clearly reflects my belief that Obie Media is well positioned for a strong 2004."

NOTICE OF CONFERENCE CALL
A conference call to review the Company's fiscal 2004 first quarter results is scheduled for 11:30 a.m. EDT on Thursday, April 15. To listen to the call, dial 800-416-4612. A transcript of the conference call will be posted on the Obie Media Web site at www.obie.com for a period of two weeks following the call. To view the transcript, click on the Investor's Corner from the Obie Media home page and click on "Conference Call Transcript" in the upper-left-hand corner.

Obie Media Corporation is a leading full-service out-of-home advertising company based in Eugene, Oregon. The Company sells, designs, produces, and installs out-of-home advertising displays, which include transit posters, billboards, wallscapes, transit shelters and bus benches throughout the United States and Canada.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
This document contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. These forward-looking statements are not based on historical facts, but rather reflect the Company's current expectations concerning future results and events. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be different from any future statements. The following important factors, among others, could affect future results, causing these results to differ materially from those expressed in our forward-looking statements: failure to conclude favorable negotiations on pending transactions with existing transit agency partners or to successfully assimilate expanded operations; potential impairments of liquidity or capital resources; inability to generate sufficient advertising revenues to meet contractual guarantees; inability to renew existing lending arrangements as they expire; potential for cancellation or interruption of contracts with governmental agencies; a further decline in the demand for advertising in the areas where we conduct our business, or a deterioration of business conditions generally in those areas; slower than expected acceptance of our innovative display products; competitive factors, including increased competition and price pressures; changes in the seasonality of our business; and changes in regulatory or other external factors; as well as those factors listed from time to time in the company's reports. The forward-looking statements included in this document are made only as of the date of this document and under section 27A of the Securities Act and section 21E of the Exchange Act. We do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

                              - TABLES TO FOLLOW -

                             OBIE MEDIA CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                   Three Months Ended February
                                                  -----------------------------
                                                       2004            2003
                                                  -------------   -------------

REVENUES:
  Transit advertising                              $ 8,018,497     $ 6,980,462
  Outdoor advertising                                1,960,026       1,674,329
                                                  -------------   -------------
      Net revenue                                    9,978,523       8,654,791
                                                  -------------   -------------

OPERATING EXPENSES:
  Production and installation                        1,517,761       1,355,132
  Transit and outdoor occupancy                      3,784,741       3,601,759
  Selling                                            2,216,171       1,794,589
  General and administrative                         2,110,938       1,832,142
  Depreciation and amortization                        483,363         468,952
                                                  -------------   -------------
             Total operating expenses               10,112,974       9,052,574
                                                  -------------   -------------

      Operating loss                                  (134,451)       (397,783)

OTHER EXPENSES:
  Interest expense                                     548,574         543,998
  Loss on extinguishment of debt                       961,411               -
                                                  -------------   -------------
LOSS FROM CONTINUING OPERATIONS
    BEFORE INCOME TAXES                             (1,644,436)       (941,781)

INCOME TAX PROVISION (BENEFIT)                               -              -
                                                  -------------   -------------

LOSS FROM CONTINUING OPERATIONS                     (1,644,436)       (941,781)

DISCONTINUED OPERATIONS, NET OF INCOME TAXES           (13,745)       (100,831)
                                                  -------------   -------------

                  NET LOSS                        $ (1,658,181)    $(1,042,612)
                                                  =============   =============

Earnings (loss) per share:
  Basic and diluted, from continuing operations   $      (0.28)    $     (0.16)
  Basic and diluted, discontinued operations      $          -     $     (0.02)
  Basic and diluted, on net loss                  $      (0.28)    $     (0.18)

OTHER DATA:
EBITDA (1)                                             335,167         (29,662)
Weighted average shares outstanding (diluted)        5,927,904       5,908,577

See next page for footnote (1)

(1) The Company believes that EBITDA is widely used as one measure to evaluate the financial performance of companies in the out-of-home advertising industry, and therefore, is an appropriate supplemental measure regarding the operating performance of our business. The Company believes that EBITDA can assist in comparing out-of-home advertising company performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending on accounting methods used (particularly when acquisitions are involved) or non-operating factors (such as historical cost basis). Accordingly, this information has been disclosed to facilitate the comparative analysis of our operating performance relative to other companies in the out-of-home advertising industry. EBITDA (earnings before interest, taxes, depreciation and amortization), a non-GAAP financial measure, is defined as operating income before depreciation and amortization expense. EBITDA should not be considered in isolation or as a substitute for net income (loss), cash provided by operating activities or other income or cash flow data prepared in accordance with generally accepted accounting principles, or as a measure of profitability or liquidity.

                             OBIE MEDIA CORPORATION
                            SUPPLEMENTAL DISCLOSURES

               RECONCILIATION OF GAAP NET INCOME (LOSS) TO EBITDA
                                   (UNAUDITED)

                                              Three Months Ended February
                                              -------------------------------
                                                2004             2003
                                              --------------   --------------

Reported GAAP net loss                        $  (1,658,181)   $  (1,042,612)
Add interest expense                                548,574          543,998
Add depreciation and amortization                   483,363          468,952
Add Loss on extinguishment of debt                  961,411                -
Add provision for income taxes                            -                -

                                              --------------   --------------
EBITDA                                        $     335,167    $     (29,662)
                                              ==============   ==============


              RECONCILIATION OF GAAP NET LOSS TO ADJUSTED NET LOSS
                                   (UNAUDITED)

                                               Three Months Ended February
                                              -------------------------------
                                                2004               2003
                                              --------------   --------------

Reported GAAP net loss                        $  (1,658,181)   $  (1,042,612)
Add loss on debt extinguishment                     961,411                -

                                              --------------   --------------
Adjusted Net Loss                             $    (696,770)   $  (1,042,612)
                                              ==============   ==============


    RECONCILIATION OF GAAP NET LOSS PER SHARE TO ADJUSTED NET LOSS PER SHARE
                                   (UNAUDITED)

                                               Three Months Ended February
                                              -------------------------------
                                                2004               2003
                                              --------------   --------------

Basic and diluted reported GAAP net loss per
   share                                      $       (0.28)   $       (0.18)
Add loss on debt extinguishment               $        0.16    $           -

                                              --------------   --------------
Basic and diluted adjusted net loss per share $       (0.12)   $       (0.18)
                                              ==============   ==============

                             OBIE MEDIA CORPORATION
                           Consolidated Balance Sheets

                                     ASSETS

                                           February 29, 2004   November 30, 2003
                                              (Unaudited)
                                            ----------------   ----------------
CURRENT ASSETS:
   Cash                                     $     712,938        $   1,943,169
   Accounts receivable, net                     4,462,465            5,774,226
   Prepaids and other current assets            5,847,901            5,099,504
   Deferred income taxes                        1,541,745            1,543,750
                                            --------------       --------------
        Total current assets                   12,565,049           14,360,649

   Property and equipment, net                 14,572,955           14,886,619
   Goodwill, net                                5,448,552            5,448,552
   Other assets                                 1,709,098              749,936
                                            --------------       --------------
                                            $  34,295,654        $  35,445,756
                                            ==============       ==============


                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
   Current portion of long-term debt        $   1,000,000        $   1,723,695
   Working capital revolver                     4,151,793            3,890,483
   Accounts payable                               396,914              307,901
   Accrued transit fees                           594,146            1,148,124
   Accrued expenses                               882,564            1,220,754
   Income taxes payable                                 -              214,540
   Unearned revenue                             1,221,506              928,051
                                            --------------       --------------
        Total current liabilities               8,246,923            9,433,548

Deferred tax liability                          1,583,468            1,586,631
Long-term debt, net                            18,914,404           17,246,748
                                            --------------       --------------
        Total liabilities                      28,744,795           28,266,927
                                            --------------       --------------

Shareholders' equity:
   Preferred stock, without par value,
    10,000,000 shares authorized, no shares
    issued or outstanding
   Common stock, without par value,
    20,000,000 shares authorized, 5,985,110
    and 5,913,602 shares issued and
    outstanding at February 29, 2004 and
    November 30, 2003 respectively             17,469,554           17,282,128
   Deferred stock based compensation             (117,763)                   -
   Other comprehensive income (loss)              (84,947)             (45,495)
   Accumulated deficit                        (11,715,985)         (10,057,804)
                                            --------------       --------------
    Total shareholders' equity                  5,550,859            7,178,829
                                            --------------       --------------
                                            $  34,295,654        $  35,445,756
                                            ==============       ==============